Exhibit 99.1

Sky Harbour Announces New Campus Development at Trenton-Mercer Airport

West Harrison, NY – December 19th, 2024 – The Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) announced the execution of a lease agreement with the County of Mercer for the development of a Sky Harbour Home Base campus at Trenton-Mercer Airport (TTN), the gateway airport to New Jersey’s capital, New York City, and Philadelphia.

The Sky Harbour campus, to be developed on approximately 10 acres, is expected to create or sustain hundreds of local jobs and generate significant economic benefits for Mercer County. The campus will offer “the best home base in business aviation” to house New Jersey’s top corporate and privately-owned business jets in state-of-the art hangars, with line-services dedicated exclusively to based tenants, offering “the shortest time to wheels-up in business aviation.”

Trenton-Mercer Airport joins Sky Harbour campus locations now operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), San Jose Mineta Airport (SJC), and Camarillo Airport (CMA); and campuses in development at Denver Centennial Airport (APA), Phoenix Deer Valley Airport (DVT), Dallas Addison Airport (ADS), Chicago Executive Airport (PWK), Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), Orlando Executive Airport (ORL), Dulles International Airport (IAD), Stewart International Airport (SWF), Salt Lake City International Airport (SLC); with additional campuses soon to be announced.

Tal Keinan, Sky Harbour’s Chairman and Chief Executive Officer, commented, “Trenton-Mercer, TTN, serves Southern New Jersey, and the New York and Philadelphia metro markets. TTN is Sky Harbour’s fourth airport serving the New York Metro. Mercer County has been an outstanding partner, and we are grateful for the opportunity to deliver on our commitment to the airport and to the citizens of Ewing Township and Trenton. The Sky Harbour campus will be another best-in-class facility with outstanding operational leadership driving uncompromising standards for business aviation safety and efficiency.”

“We’re excited to welcome Sky Harbour to Mercer County,” said County Executive Dan Benson. “This agreement underscores Trenton-Mercer Airport’s status as an important hub for business aviation which brings investment, jobs, and revenue into communities throughout our county and our region.”

Sky Harbour’s facility will include hangar space to house the latest business aircraft of all sizes, adjacent office space, critical operational infrastructure, and significant ramp and automobile parking.

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

About Trenton-Mercer Airport

Opening in 1929 to much fanfare, Trenton-Mercer Airport (TTN) has been providing a convenient, safe mode of transit to the Mercer County Region for over 90 years. As one of only three commercial airports in New Jersey, TTN averages approximately 100,000 take-offs and landings each year; it is a powerful economic engine, contributing thousands of jobs and hundreds of millions of dollars to the local economy.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the expectations regarding future operations at SHG and its subsidiaries. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of the Company as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Sky Harbour Airport Relations: nszymczak@skyharbour.group

Sky Harbour Resident Relations: asigourney@skyharbour.group

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco Gonzalez